                        INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN
                           SECURITY MANAGEMENT COMPANY

                                       AND

                         T. ROWE PRICE ASSOCIATES, INC.

     INVESTMENT  SUB-ADVISORY  AGREEMENT,  made as of the 1st day of May,  1995, between Security  Management Company  ("ADVISER"),  a corporation  organized and existing  under the laws of the State of Kansas,  and T. Rowe Price  Associates,
Inc. ("SUB-ADVISER"), a corporation organized and existing under the laws of the
State of Maryland.

     WHEREAS,  the Adviser has entered  into an  Investment  Advisory  Agreement dated  as of the lst day of May,  1995  ("Advisory  Agreement")  with  SBL  Fund
("COMPANY"),  which is engaged in  business as an  open-end  investment  company registered  under the  Investment  Company Act of 1940, as amended ("1940 Act");
and

     WHEREAS,  the Company is authorized to issue shares of Series N ("FUND"), a separate series of the Company;

     WHEREAS,  the  Sub-Adviser  is  engaged  principally  in  the  business  of rendering  investment  supervisory  services and is  registered as an investment adviser under the Investment  Advisers Act of 1940, as amended ("ADVISERS ACT");
and

     WHEREAS,  the Adviser  desires to retain the  Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Adviser and the Fund and the
Sub-Adviser is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1.   APPOINTMENT.  Adviser  hereby  appoints the  Sub-Adviser  as its investment sub-adviser  with  respect  to the Fund for the period and on the terms set forth in this  Agreement.  The  Sub-Adviser  accepts such  appointment  and agrees to render the services herein set forth, for the compensation herein provided.

2.   DUTIES OF THE SUB-ADVISER.

     A.  INVESTMENT  SUB-ADVISORY  SERVICES.  Subject to the  supervision of the
         Company's Board of Directors ("Board") and the Adviser, the Sub-Adviser
         shall act as the investment  sub-adviser and shall supervise and direct the  investments of the Fund in accordance  with the Fund's  investment objectives,  policies,  and  restrictions  as  provided  in the  Fund's
         Prospectus  and  Statement of Additional  Information,  as currently in effect and as amended or  supplemented  from time to time  (hereinafter referred to as the  "Prospectus"),  and such other  limitations  as the
         Fund  may  impose  by  notice  in  writing  to  the  Sub-Adviser.   The
         Sub-Adviser shall obtain and evaluate such information  relating to the economy, industries,  businesses, securities markets, and securities as it may deem  necessary or useful in the  discharge  of its  obligations hereunder and shall  formulate  and implement a continuing  program for the  management  of the  assets and  resources  of the Fund in a manner consistent  with the  Fund's  investment  objective(s),  policies,  and restrictions.  In furtherance of this duty, the Sub-Adviser,  on behalf of the  Fund,  is  authorized,  in its  discretion  and  without  prior consultation with the Fund or the Adviser, to:

         (1)  buy, sell,  exchange,  convert,  lend, and otherwise  trade in any stocks, bonds, and other securities or assets; and

         (2)  directly or through the trading desks of T. Rowe Price Associates,
              Inc., and Robert Fleming Holdings  Limited,  and their affiliates, place  orders  and  negotiate  the  commissions  (if  any) for the execution of  transactions  in  securities or other assets with or through  such  brokers,  dealers,  underwriters  or issuers as the
              Sub-Adviser may select.

     B.  FURTHER  DUTIES  OF  SUB-ADVISER.   In  all  matters  relating  to  the
         performance of this Agreement,  the Sub-Adviser shall act in conformity with the Company's  Articles of Incorporation,  By-Laws,  and currently effective  Registration  Statement  (as  defined  below)  and  with the written  instructions and directions of the Board and the Adviser,  and shall comply with the  requirements  of the 1940 Act, the Advisers Act, the rules thereunder,  and all other applicable  federal and state laws and regulations.

     C.  In carrying out its obligations  under this Agreement,  the Sub-Adviser shall ensure that the Fund  complies with all  applicable  statutes and regulations  necessary  to qualify the Fund as a  Regulated  Investment
         Company  under  Subchapter  M of the  Internal  Revenue  Code  (or  any
         successor  or  similar   provision),   and  shall  notify  the  Adviser
         immediately  upon having a reasonable basis for believing that the fund has ceased to so qualify or that it might not so qualify in the future.

     D.  In carrying out its obligations  under this Agreement,  the Sub-Advisor shall  invest  the Fund  assets in such a manner as to ensure  that the
         Fund complies with the diversification  provisions of Section 817(h) of the  Internal  Revenue  Code  and  the  regulations  issued  thereunder relating to the  diversification  requirements  for variable  insurance contracts  and any  prospective  amendments or other  modifications  to
         Section 817 or  regulations  thereunder.  Subadviser  shall  notify the
         Adviser  immediately  upon having a reasonable basis for believing that the Fund has  ceased to comply  and will take all  reasonable  steps to adequately  diversify the Fund so as to achieve  compliance  within the grace period afforded by Regulation 1.817.5.

3.   COMPENSATION.  For the services  provided  and the expenses  assumed by the
     Sub-Adviser  pursuant to this Agreement,  the  Sub-Adviser  shall receive a monthly  investment  management  fee as set forth in Schedule  1,  attached hereto and  incorporated  herein by reference.  The management fee shall be payable  monthly to the  Sub-Adviser  on or before the 25th day of the next
     succeeding   calendar  month.  If  this  Agreement   becomes  effective  or
     terminates  before the end of any month, the investment  management fee for the  period  from the  effective  date to the end of such month or from the beginning  of such  month to the date of  termination,  as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

4.   DUTIES OF THE ADVISER.

     A.  The Adviser shall continue to have  responsibility  for all services to be provided to the Fund  pursuant to the Advisory  Agreement  and shall oversee and review the  Sub-Adviser's  performance  of its duties under this Agreement.

     B.  The Adviser has  furnished the  Sub-Adviser  with copies of each of the following  documents  and  will  furnish  to  the  Sub-Adviser  at  its
         principal  office  all  future   amendments  and  supplements  to  such
         documents,  if any, as soon as practicable  after such documents become available:

         (1)  The Articles of  Incorporation  of the Company,  as filed with the
              Secretary of State, as in effect on the date hereof and as amended from time to time;

         (2)  The  By-Laws of the Company as in effect on the date hereof and as amended from time to time ("BY-LAWS");

         (3)  Certified  resolutions of the Board of the Company authorizing the appointment of the Adviser and the  Sub-Adviser  and approving the form of the Advisory Agreement and this Agreement;

         (4)  The Company's  Registration  Statement  under the 1940 Act and the
              Securities  Act of 1933,  as amended,  on Form N-1A, as filed with the Securities  and Exchange  Commission  ("SEC")  relating to the
              Fund and its  shares  and all  amendments  thereto  ("REGISTRATION
              STATEMENT");

         (5)  The Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

         (6)  The Funds Prospectus (as defined above); and

         (7)  A certified copy of any financial statement or report prepared for the Fund by  certified  or  independent  public  accountants,  and copies of any financial  statements or reports made by the Fund to its  shareholders  or  to  any  governmental  body  or  securities exchange.

         The Adviser shall furnish the Sub-Adviser  with any further  documents, materials or information  that the Sub-Adviser may reasonably  request to enable it to perform its duties pursuant to this Agreement.

     C.  During the term of this  Agreement,  the Adviser  shall  furnish to the
         Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders,  sales literature,  or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser or its clients in any way, prior to the use thereof, and the Adviser  shall not use any such  materials  if the  Sub-Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that  materials  prepared by  employees or agents of the Adviser or its affiliates  that refer to the Sub-Adviser or its clients in any way are consistent with those materials  previously approved by the Sub-Adviser as referenced in the preceding sentence.

5.   BROKERAGE.

     A.  The Sub-Adviser agrees that, in placing orders with  broker-dealers for the  purchase  or sale of  portfolio  securities,  it shall  attempt to obtain best execution at favorable  security prices;  provided that, on behalf of the Fund, the Sub-Adviser  may, in its  discretion,  agree to pay a broker-dealer  that furnishes  brokerage or research  services as such  services  are  defined  under  Section  28(e)  of the  Securities
         Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that  which  might  have been  charged  by  another  broker-dealer  for effecting the same transactions,  if the Sub-Adviser determines in good faith that such  commission  is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular  transaction or the overall  responsibilities of the  Sub-Adviser  with respect to the accounts as to which it exercises investment  discretion (as such term is defined under Section  3(a)(35)
         of the 1934 Act). In no instance will portfolio securities be purchased from or sold  to the  Sub-Adviser,  or any  affiliated  person  thereof
         ("PRINCIPAL  TRANSACTIONS"),  except  in  accordance  with the  federal securities laws and the rules and regulations thereunder. Regardless of the  provisions  of the federal  securities  laws relating to Principal
         Transactions,  as  currently  in  effect  or as may be  amended  in the future,  no such transactions will be effected for the Fund without the express written authorization of the Adviser.

     B.  On  occasions  when the  Sub-Adviser  deems the  purchase  or sale of a security  to be in the  best  interest  of the  Fund as  well as  other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations,  may, but shall be under no obligation to,  aggregate  the  securities  to be  purchased or sold to attempt to obtain  a more  favorable  price  or lower  brokerage  commissions  and efficient  execution.  In such event,  allocation of the  securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary  obligations to the Fund and to its other clients.

6.   OWNERSHIP OF RECORDS.  The Sub-Adviser shall maintain all books and records required to be maintained by the  Sub-Adviser  pursuant to the 1940 Act and
     the  rules  and   regulations   promulgated   thereunder  with  respect  to
     transactions on behalf of the Fund. In compliance with the  requirements of
     Rule 31a-3 under the 1940 Act, the  Sub-Adviser  hereby agrees (i) that all records  that it  maintains  for the Fund are the  property of the Company,
     (ii) to preserve  for the periods  prescribed  by Rule 31a-2 under the 1940
     Act any records that it maintains  for the Company and that are required to be  maintained  by Rule  31a-1  under  the 1940 Act,  and  (iii)  agrees to surrender  promptly to the Company any records  that it  maintains  for the
     Company upon request by the Company; provided, however, the Sub-Adviser may retain copies of such records.

7.   REPORTS.  The  Sub-Adviser  shall  furnish to the Board or the Adviser,  or both, as appropriate, such information,  reports, evaluation,  analyses and opinions as the Sub-Adviser  and the Board or the Adviser,  as appropriate, may mutually agree upon from time to time.

8.   SERVICES TO OTHERS CLIENTS. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the  Sub-Adviser,  or any affiliated  person thereof,  to render  investment  management  and  corporate  administrative services to other  investment  companies,  to act as investment  manager or investment counselor to other persons, firms, or corporations, or to engage in any  other  business  activities,  or (ii) the  right  of any  director, officer,  or  employee  of the  Sub-Adviser,  who may  also be a  director, officer,  or employee of the Company, to engage in any other business or to devote his or her time and  attention  in part to the  management  or other aspects of any other business,  whether of a similar nature or a dissimilar nature, so long as the  Sub-Adviser's  services under this Agreement is not impaired thereby.

9.   SUB-ADVISER'S  USE OF THE SERVICES OF OTHERS.  The  Sub-Adviser may (at its
     cost  except as  contemplated  by  Paragraph  5 of the  Agreement)  employ, retain,  or otherwise  avail itself of the services or  facilities of other persons or  organizations  for the purpose of providing the  Sub-Adviser or the  Company  or Fund,  as  appropriate,  with such  statistical  and other factual  information,  such advice  regarding  economic factors and trends, such advice as to occasional  transactions in specific securities,  or such other  information,  advice,  or  assistance  as the  Sub-Adviser  may deem necessary,  appropriate, or convenient for the discharge of its obligations hereunder or otherwise  helpful to the Company or the Fund, as appropriate, or in the discharge of Sub-Adviser's overall  responsibilities with respect to the other  accounts that it serves as  investment  manager or counselor.
     However,  the  Sub-Adviser  shall not assign or delegate  any of its duties under this Agreement without the approval of the Advisor and the Board.

10.  LIMITATION OF LIABILITY OF THE SUB-ADVISER. Neither the Sub-Adviser nor any
     of its  officers,  directors,  or  employees,  nor  any  person  performing executive, administrative, trading, or other functions for the Company, the
     Fund (at the direction or request of the Sub-Adviser) or the Sub-Adviser in connection with the Sub-Adviser's  discharge of its obligations  undertaken or reasonably  assumed with respect to this Agreement,  shall be liable for
     (i) any error of judgment or mistake of law or for any loss suffered by the
     Company or Fund or (ii) any error of fact or mistake  of law  contained  in any  report or data  provided  by the  Sub-Adviser,  except  for any error, mistake or loss resulting  from willful  misfeasance,  bad faith,  or gross negligence in the performance of its or his duties on behalf of the Company or Fund or from reckless disregard by the Sub-Adviser or any such person of the duties of the Sub-Adviser pursuant to this Agreement.

11.  REPRESENTATIONS OF SUB-ADVISER.  The Sub-Adviser represents,  warrants, and agrees as follows:

     A.  The Sub-Adviser:  (i) is registered as an investment  adviser under the
         Advisers Act and will continue to be so registered  for so long as this
         Agreement remains in effect;  (ii) is not prohibited by the 1940 Act or the Advisers Act from  performing  the  services  contemplated  by this
         Agreement; (iii) has met, and will continue to meet for so long as this
         Agreement  remains in  effect,  any other  applicable  federal or state requirements,  or the  applicable  requirements  of any  regulatory  or industry  self-regulatory  agency,  necessary  to be  met in  order  to perform  the  services  contemplated  by this  Agreement;  (iv) has the authority to enter into and perform the services  contemplated  by this
         Agreement;   and  (v)  will  immediately  notify  the  Adviser  of  the occurrence  of any event that would  disqualify  the  Sub-Adviser  from serving as an investment  adviser of an investment  company pursuant to
         Section 9(a) of the 1940 Act or otherwise.

     B.  The Sub-Adviser has adopted a written code of ethics complying with the requirements  of Rule  17j-1  under  the 1940  Act  and,  if it has not already  done so, will  provide the Adviser and the Company with a copy of such code of ethics, together with evidence of its adoption.

     C.  The Sub-Adviser has provided the Adviser and the Company with a copy of its Form ADV as most  recently  filed  with the SEC and will,  promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser.

12.  TERM OF AGREEMENT.  This  Agreement  shall become  effective  upon the date first above  written,  provided that this  Agreement  shall not take effect unless it has first  been  approved  (i) by a vote of a  majority  of those directors  of the  Company  who  are  not  parties  to  this  Agreement  or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval,  and (ii) by vote of a majority of the Fund's outstanding  voting  securities.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective  date.  Thereafter,  this Agreement  shall continue in effect from year to year,  with  respect to the Fund,  subject to the  termination provisions  and all other  terms  and  conditions  hereof,  so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund;  (b) in either  event,  by the vote,  cast in person at a meeting called for the  purpose of voting on such  approval,  of a majority  of the directors  of the  Company  who  are  not  parties  to  this  Agreement  or interested  persons of any such party;  and (c) the  Sub-Adviser  shall not have  notified  the  Company,  in  writing,  at least 60 days prior to such approval that it does not desire such  continuation.  The Sub-Adviser shall furnish to the Company,  promptly upon its request, such information as may reasonably  be  necessary  to evaluate  the terms of this  Agreement or any extension, renewal, or amendment hereof.

13.  TERMINATION OF AGREEMENT. Notwithstanding the foregoing, this Agreement may be terminated at any time,  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the outstanding  voting  securities of the Fund on at least 60 days' prior written  notice to the  Sub-Adviser.
     This  Agreement may also be  terminated by the Adviser:  (i) on at least 60 day's prior written notice to the  Sub-Adviser,  without the payment of any penalty;  (ii)  upon  material  breach  by  the  Sub-Adviser  of any of the representations and warranties set forth in Paragraph 11 of this Agreement, if such  breach  shall not have been  cured  within a 20-day  period  after notice  of such  breach;  or (iii) if the  Sub-Adviser  becomes  unable  to discharge its duties and obligations under this Agreement.  The Sub-Adviser may  terminate  this  Agreement  at any time,  without  the  payment of any penalty,  on at least 60 days' prior notice to the Adviser.  This Agreement shall  terminate  automatically  in the  event  of its  assignment  or upon termination of the Advisory Agreement.

14.  AMENDMENT OF  AGREEMENT.  No provision  of this  Agreement  may be changed, waived,  discharged,  or  terminated  orally,  but only by an instrument in writing  signed by the  party  against  which  enforcement  of the  change, waiver,  discharge,  or termination is sought, and no material amendment of this Agreement  shall be effective  until approved by vote of a majority of the Fund's outstanding voting securities.

15.  MISCELLANEOUS

     A.  GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws  principles  thereof  and the 1940  Act.  To the  extent  that the applicable  laws of the State of Maryland  conflict with the applicable provisions of the 1940 Act, the latter shall control.

     B.  CAPTIONS.  The captions  contained in this  Agreement  are included for convenience  of  reference  only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     C.  ENTIRE  AGREEMENT.  This Agreement  represents the entire agreement and understanding  of the  parties  hereto  and shall  supersede  any prior agreements  between the parties  relating to the subject matter hereof, and all such  prior  agreements  shall be  deemed  terminated  upon the effectiveness of this Agreement.

     D.  INTERPRETATION. Nothing herein contained shall be deemed to require the
         Company to take any action contrary to its Articles of Incorporation or
         By-Laws, or any applicable statutory or regulatory requirement to which it is  subject or by which it is bound;  or to  relieve or deprive  the
         Board of its  responsibility  for and  control  of the  conduct  of the affairs of the Fund.

     E.  DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or  provision  of the 1940 Act shall be resolved by  reference  to such term or provision of the 1940 Act and to  interpretations  thereof,  if any, by the United States courts or, in the absence of any  controlling decision of any such court, by rules, regulations, or orders of the SEC validly  issued  pursuant  to the Act. As used in this  Agreement,  the terms  "majority of the  outstanding  voting  securities,"  "affiliated
         person,"  "interested  person,"  "assignment,"   "broker,"  "investment
         adviser," "net assets,"  "sale," "sell," and "security"  shall have the same  meaning  as such  terms  have in the 1940  Act,  subject  to such exemption  as may be  granted  by the SEC by any rule,  regulation,  or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this  Agreement is made less  restrictive by a rule,  regulation,  or order of the SEC,  whether  of  special  or general application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed  by their  duly  authorized  signatories  as of the date and year first above written.

Attest:                                   SECURITY MANAGEMENT COMPANY

AMY J. LEE                                By:    JAMES R. SCHMANK
---------------------------                  -----------------------------------
Amy J. Lee                                       James R. Schmank
Secretary                                        Senior Vice President

Attest:                                   T. ROWE PRICE ASSOCIATES, INC.

LUCY ROBINS                               By:    NANCY M. MORRIS
---------------------------                  -----------------------------------

SCHEDULE 1

                                  FEE SCHEDULE

For the services  provided and the expenses assumed by the Sub-Adviser under the terms of the  Agreement,  the  Sub-Adviser  shall  receive a monthly  investment management fee as set forth below:

Average Daily Net Assets of the Fund                 Compensation

The first $50 million                                   .50% plus

$50 million or more                                     .40%

The schedule above is subject,  however, to a minimum investment  management fee of $100,000 over the first twelve months from the date of inception of the Fund.
Therefore,  if at the end of the twelfth month after inception of the investment management  fee paid totals less than  $100,000,  then the Adviser  will pay any such difference in a lump-sum to the  Sub-Adviser.  For purposes of Section 3 of the Agreement,  the value of the net assets of the Fund shall be computed in the same  manner at the end of the  business  day as the value of such net assets is computed  in  connection  with the  determination  of the net asset value of the
Fund's shares as described in the Fund's  prospectus and statement of additional information.

Attest:                                   SECURITY MANAGEMENT COMPANY

AMY J. LEE                                By:    JAMES R. SCHMANK
---------------------------                  -----------------------------------
Amy J. Lee                                       James R. Schmank
Secretary                                        Senior Vice President

Attest:                                   T. ROWE PRICE ASSOCIATES, INC.

LUCY ROBINS                               By:    NANCY M. MORRIS
---------------------------                  -----------------------------------
Lucy Robins                                      Nancy M. Morris
Vice President                                   Vice President

                 AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

                         T. ROWE PRICE ASSOCIATES, INC.

         AMENDMENT  made as of  this  5th  day of  May,  2000 to the  Investment
Sub-Advisory  Agreement  dated May 1, 1995 (the  "Agreement")  between  Security
Management Company,  LLC, a Kansas limited liability company (the "Adviser") and
T. Rowe Price Associates,  Inc., a Maryland  Corporation (the "SubAdviser").  In
consideration of the mutual  covenants  contained  herein,  the parties agree as follows:

1.   CHANGE IN SCHEDULE  1

         Section  3 of  the  Agreement,  "Compensation"  is  hereby  amended  to decrease the fee the Adviser pays to the SubAdviser with respect to the Series N
(Managed Asset Allocation Series) as specified in Schedule 1 to this Amendment.

2.   INVESTMENT SUB-ADVISORY AGREEMENT

         In all other  respects,  the Agreement is confirmed and remains in full force and effect.

3.   EFFECTIVE DATE

         This Amendment shall become effective with respect to Series N (Managed
Asset Allocation Series) on the date of its execution.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first mentioned above.

Attest:                                 SECURITY MANAGEMENT COMPANY, LLC

         AMY J. LEE                     By:     JAMES R. SCHMANK
---------------------------------            -------------------------------
Name:    Amy J. Lee                     Name:   James R. Schmank
Title:   Secretary                      Title:  President

Attest:                                 T. ROWE PRICE ASSOCIATES, INC.

         PATRICIA B. LIPPERT            By:     DARRELL N. BRAMAN
---------------------------------             -------------------------------
Name:    Patricia B. Lippert            Name:   Darrell N. Braman
Title:   AssistantVice President        Title:  Assistant Vice President

                                  AMENDMENT TO
                                   SCHEDULE 1

                                  FEE SCHEDULE

For the services  provided and the expenses assumed by the Sub-Adviser under the terms of the  Agreement,  the  Sub-Adviser  shall  receive a monthly  investment management fee as set forth below:

AVERAGE DAILY NET ASSETS OF THE FUND                 COMPENSATION

The first $25 million                                    .50% plus

$25 million or more                                      .35%

For purposes of Section 3 of the  Agreement,  the value of the net assets of the
Fund shall be computed in the same manner at the end of the  business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's  prospectus  and statement of additional information.